Exhibit 99.1

Contact:

David Bullock

Chief Financial Officer

(717) 849-8500

Ian Lee

(717) 771-3220

InvestorRelations@grahampackaging.com

Graham Packaging Announces Results for First Quarter 2010

YORK, PA, May 4, 2010—Graham Packaging Company Inc. (NYSE:GRM) today announced results for the quarter ended March 31, 2010.

Highlights

•	Net Sales increased 4.2% to $585.6 million, compared with $561.9 million in the first quarter of 2009.

•	Adjusted EBITDA(1) increased to $115.6 million, a 7.4% increase over the first quarter of 2009. Last twelve months Adjusted EBITDA was $470.4 million.

•	Total Debt, net of cash, decreased to $2,147.4 million from $2,289.1 million at the end of 2009. The Company retired $196.2 million of debt during the first quarter of 2010.

•

On April 5, 2010, the Company signed a share purchase agreement to acquire China Roots Packaging PTE Ltd., a plastic container manufacturing company located in Guangzhou, marking its entry into the Chinese market.

•	The Company completed its Initial Public Offering raising $163.5 million.

•	The Company currently expects Adjusted EBITDA for 2010 to be $475 million.

First Quarter 2010

Net sales for the first quarter of 2010 increased by 4.2% to $585.6 million due to the impact of exchange rates and higher volumes, as well as higher resin costs, which are passed on to customers. Adjusted EBITDA for the quarter increased to $115.6 million, compared with $107.6 million in the first quarter of 2009. Operating income decreased to $32.3 million from $62.0 million in the first quarter of 2009, primarily due to a one-time fee of $35.0 million to terminate a monitoring agreement, and $4.0 million in IPO bonuses and other IPO-related expenses. Excluding these items, operating income increased by $9.4 million over the first quarter of 2009.

“We are extremely pleased with our first quarter performance,” said CEO Mark Burgess. “Unit volumes showed some improvement as a result of stronger end markets, success on international fronts, and increased market penetration. Our adjusted EBITDA showed a 7.4% improvement over last year as a result of the volume improvements and our intense focus on productivity. We continued to generate cash despite rising resin costs and demonstrated our commitment to de-leveraging by retiring a significant amount of debt. Even more exciting is the expected acquisition of China Roots. This represents Graham’s first foray into the vast Chinese market, and a terrific opportunity to serve our multinational customers in this important market.”

By segment, sales in North America increased $16.6 million, or 3.4%, due to exchange rates, higher volumes and the increase in resin costs. Sales in Europe were up $1.9 million, or 3.4%, as lower volumes and resin costs partially offset favorable exchange rates. Sales in South America rose $5.2 million due to increased volume and price increases. During the first quarter of 2010, the Company continued to experience positive momentum in its drive to convert legacy packaging into Graham’s technology-oriented performance packaging solutions. This area remains a driver of future growth for the Company.

Interest expense for the quarter was $45.4 million, an increase of $5.7 million from the first quarter of last year, due to the increased interest rate on the term loans which were extended in May 2009.

The Company retired $196 million of term loan debt during the quarter. Approximately $129 million of the retirement was funded by the IPO and the remaining $67 million was funded by cash on hand.

Initial Public Offering

During the first quarter of 2010, the Company completed the initial public offering of its stock. The Company raised net proceeds of $163.5 million with the issuance of 18,232,267 shares of its stock at an initial offering price of $10 per share. The Company contributed $128.9 million of the proceeds to its subsidiary, Graham Packaging Company, L.P., to pay down a portion of its term loans. The remaining proceeds were used to pay other deal related costs including a fee for the termination of the monitoring agreement.

China Roots

As previously announced, the Company signed a share purchase agreement to acquire China Roots Packaging PTE Ltd., a plastic container manufacturing company located in Guangzhou, China. China Roots operates a world-class container manufacturing plant in the Guangzhou Economic and Technological Development District producing plastic containers and closures for food, health care and petrochemical products. Its customers include several global consumer product marketers.

2010 Outlook

For fiscal year 2010, the Company currently expects Adjusted EBITDA to be $475 million.

Conference Call Information

The Company will hold a conference call to discuss fiscal 2010 first quarter results at 5:00 p.m. EDT this afternoon. The call will be web cast live over the Internet from the company’s web site at www.grahampackaging.com under “Investor Relations.” Participants should follow the instructions provided on the web site for downloading and installing the necessary audio applications. The conference call also is available by dialing 866-362-5158 (domestic) or 617-597-5397 (international) and entering pass code 15637037.

Following the live conference call, a replay will be available one hour after the call. The replay also will be available on the company’s website or by dialing 888-286-8010 (domestic) or 617-801-6888 (international) and entering pass code 96450705. The telephonic replay will be available for thirty days.

About Graham Packaging

Graham Packaging, based in York, Pennsylvania, is a worldwide leader in the design, manufacture and sale of technology-based, customized blow molded plastic containers for the branded food and beverage, household, personal care/specialty and automotive lubricants product categories. The Company has an extensive blue-chip customer base that includes many of the world’s largest branded consumer products companies. It produces more than 20 billion container units annually at 80 plants in North America, Europe and South America.

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers.

To learn more about Graham Packaging, please visit the Company’s Web site at http://www.grahampackaging.com/. Graham Packaging uses its Web site as a channel of distribution for material Company information. Financial and other material information regarding Graham Packaging is routinely posted on the Company’s Web site and is readily accessible.

Forward Looking Statements

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release and Graham Packaging assumes no obligation to update the information included in this press release. Such forward-looking statements include information concerning Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximate,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, specific factors discussed herein and in other releases and public filings made by the Company (including the Company’s filings with the Securities and Exchange Commission). Although Graham Packaging believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Graham Packaging also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.

The Company believes that the presentation of adjusted EBITDA and free cash flow provides investors with useful analytical indicators of our performance. Additionally, the Company uses adjusted EBITDA and free cash flow as key internal metrics.

(1)	Reconciliation of (loss) income from continuing operations to EBITDA:

	Three Months Ended March 31,		Four Quarters Ended March 31,
	2010	2009	2010
	(In millions)
(Loss) income from continuing operations	$(24.5)	$17.2	$(17.9)
Interest income	(0.1)	(0.2)	(1.0)
Interest expense	45.4	39.7	182.5
Income tax provision	4.7	5.9	25.8
Depreciation and amortization	38.6	38.4	158.8

EBITDA	$64.1	$101.0	$348.2

Reconciliation of EBITDA to adjusted EBITDA:

	Three Months Ended March 31,		Four Quarters Ended March 31,
	2010	2009	2010
	(In millions)
EBITDA	$64.1	$101.0	$348.2
Asset impairment charges	2.2	1.6	42.5
Increase in income tax receivable agreements	1.3	—	1.3
Other non-cash charges (a)	0.6	1.7	6.2
Fees related to monitoring agreements (b)	0.7	1.2	4.4
Net loss on debt extinguishment	2.7	—	11.4
Contract termination fee and IPO-related expenses (c)	39.0	—	39.2
Venezuelan hyper-inflation accounting	2.7	—	2.7
Reorganization and other costs (d)	2.3	2.0	14.5
Other administrative expenses (e)	—	0.1	—

Adjusted EBITDA	$115.6	$107.6	$470.4

(a)	Represents the net loss on disposal of fixed assets, stock-based compensation expense and equity income from unconsolidated subsidiaries.
(b)	Represents annual fees paid to Blackstone Management Partners III L.L.C. and a limited partner of Graham Packaging Holdings Company pursuant to the Fifth Amended and Restated Limited Partnership Agreement and the Amended and Restated Monitoring Agreement.
(c)	Represents costs related to the termination of the Amended and Restated Monitoring Agreement, IPO bonus payments and other IPO-related costs.
(d)	Represents costs related to plant closures, employee severance and other costs defined in the Company’s credit agreement.
(e)	Represents administrative expenses incurred by us and paid by Blackstone on our behalf.

Reconciliation of cash flow from operations to free cash flow:

	Three Months Ended March 31,
	2010	2009
	(In millions)
Net cash provided by operating activities	$16.6	$160.5
Cash paid for property, plant and equipment	(37.7)	(37.1)

Free cash flow	(21.1)	123.4
Debt issuance fees	(0.6)	—
IPO-related expenses	39.0	—

Adjusted free cash flow	$17.3	$123.4

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands, except share and per share data)
Net sales	$585,576	$561,851
Cost of goods sold	483,257	468,275

Gross profit	102,319	93,576
Selling, general and administrative expenses	67,528	28,495
Asset impairment charges	2,238	1,576
Net loss on disposal of property, plant and equipment	227	1,495

Operating income	32,326	62,010
Interest expense	45,384	39,698
Interest income	(119)	(224)
Net loss on debt extinguishment	2,664	—
Increase in income tax receivable agreements	1,300	—
Other expense (income), net	2,862	(568)

(Loss) income before income taxes	(19,765)	23,104
Income tax provision	4,746	5,934

(Loss) income from continuing operations	(24,511)	17,170
Loss from discontinued operations	—	(327)

Net (loss) income	(24,511)	16,843
Net (loss) income attributable to noncontrolling interests	(2,290)	2,826

Net (loss) income attributable to Graham Packaging Company Inc. stockholders	$(22,221)	$14,017

(Loss) earnings per share:
(Loss) income from continuing operations per share:

Basic	$(0.42)	$0.33
Diluted	$(0.42)	$0.33
Loss from discontinued operations per share:
Basic	$0.00	$(0.00)
Diluted	$0.00	$(0.00)

Net (loss) income attributable to Graham Packaging Company Inc. stockholders per share:
Basic	$(0.42)	$0.33
Diluted	$(0.42)	$0.33
Weighted average shares outstanding:
Basic	52,951,056	42,975,419
Diluted	52,951,056	42,975,419

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2010	December 31, 2009
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$95,380	$147,808
Accounts receivable, net	252,699	191,685
Inventories	200,517	194,702
Deferred income taxes	3,647	3,446
Prepaid expenses and other current assets	49,564	58,297

Total current assets	601,807	595,938
Property, plant and equipment, net	1,010,721	1,017,778
Intangible assets, net	42,377	43,012
Goodwill	438,518	437,058
Other non-current assets	32,956	32,506

Total assets	$2,126,379	$2,126,292

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	34,003	100,657
Accounts payable	163,281	111,013
Accrued expenses and other current liabilities	187,604	186,806
Deferred revenue	29,327	30,245

Total current liabilities	414,215	428,721
Long-term debt	2,208,819	2,336,206
Deferred income taxes	28,315	24,625
Other non-current liabilities	104,048	99,854
Commitments and contingent liabilities
Equity (deficit):
Graham Packaging Company Inc. stockholders’ equity (deficit):
Preferred stock, $0.01 par value, 100,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, shares issued and outstanding 62,555,953 and 42,998,786	626	430
Additional paid-in capital	455,186	297,470
Retained earnings (deficit)	(1,054,251)	(1,032,887)
Notes and interest receivable for ownership interests	(6,384)	(6,353)
Accumulated other comprehensive income (loss)	(28,075)	(31,123)

Graham Packaging Company Inc. stockholders’ equity (deficit)	(632,898)	(772,463)
Noncontrolling interests	3,880	9,349

Equity (deficit)	(629,018)	(763,114)

Total liabilities and equity (deficit)	$2,126,379	$2,126,292

GRAHAM PACKAGING COMPANY INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2010	2009
	(In thousands)

Operating activities:
Net (loss) income	$(24,511)	$16,843

Depreciation and amortization	38,573	38,871
Amortization of debt issuance fees	1,598	2,564
Accretion of senior unsecured notes	119	—
Net loss on debt extinguishment	2,664	—
Net loss on disposal of property, plant and equipment	227	1,495
Pension expense	790	1,217
Asset impairment charges	2,238	1,576
Unrealized loss on termination of cash flow hedge accounting	1,192	2,011
Stock compensation expense	361	189
Equity income from unconsolidated subsidiaries	(31)	—
Deferred tax provision	3,443	1,241
Increase in income tax receivable agreements	1,300	—
Foreign currency transaction loss	131	855
Interest receivable on loans to owners	(31)	(32)
Changes in working capital and other	(11,445)	93,674

Net cash provided by operating activities	16,618	160,504

Investing activities:
Cash paid for property, plant and equipment	(37,724)	(37,139)
Proceeds from sale of property, plant and equipment	158	236

Net cash used in investing activities	(37,566)	(36,903)

Financing activities:

Proceeds from issuance of long-term debt	17,999	9,510
Payment of long-term debt	(214,211)	(38,924)
Debt issuance fees	(648)	—
Net proceeds from issuance of common stock	166,514	—

Net cash used in financing activities	(30,346)	(29,414)

Effect of exchange rate changes on cash and cash equivalents	(1,134)	(1,879)

(Decrease) increase in cash and cash equivalents	(52,428)	92,308
Cash and cash equivalents at beginning of period	147,808	43,879

Cash and cash equivalents at end of period	$95,380	$136,187